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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of this 22nd day of May 1998 among U.S. Cancer Care, Inc., a Delaware corporation, (the "Corporation") and Jeffrey A. Goffman (the "Employee").

                                    RECITALS

     A. The Corporation owns or controls and intends to acquire ownership and control of entities which provide radiation oncology treatment to cancer patients.

     B. The Employee has served as Chief Executive Officer, Chairman of the Board and Chief Financial Officer of US Diagnostic Inc., a Delaware corporation, and is presently serving as Chief Executive Officer, Chairman of the Board and Secretary of the Corporation.

     C. The Corporation wishes to retain the services of the Employee as its Vice-Chairman of the Board and Secretary, on the terms, and subject to the conditions, hereinafter set forth.

                                    AGREEMENT

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. For purposes of this Agreement, unless the context otherwise requires, the following terms have the respective meanings set out below.

         A. "AFFILIATE" shall mean any Person, whether present or future, that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Corporation.

         B. "AGREEMENT" shall have the meaning ascribed thereto in the preamble of this Agreement.

         C. "BOARD" shall have the meaning ascribed thereto in Section 3.1.

         D. "BUDGETED NET INCOME" shall have the meaning ascribed thereto in
Section 7.2.

         E. "BUSINESS" shall have the meaning ascribed thereto in Section 10.1.

         F. "CAUSE" shall have the meaning ascribed thereto in Section 4.2.


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         G. "CHANGE OF CONTROL" means and includes each of the following: (i)
the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any Person or any group of Persons who constitute a group (within the meaning of Section 13d-3 of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Affiliate of the Corporation, of any securities of the Corporation such that, as a result of such acquisition, such Person or group beneficially owns (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, more than forty percent (40%) of the Corporation's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board were not (A) members of the Board on the date of this Agreement or (B) nominated for election or elected to the Board with the affirmative vote of a majority of directors who were members of the Board on the date of this Agreement; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one or more transactions) all or substantially all of the Corporation's assets.

         H. "CONFIDENTIAL INFORMATION" shall mean non-public information concerning the Corporation, including without limitation, financial data, statistical data, strategic business plans, agreements or other material relating to the business, services or activities of the Corporation and its Affiliates and (b) trade secrets, market reports, customer investigations, customer lists, practices, processes, methods, information relating to government relations and other similar information that is proprietary information of the Corporation or its Affiliates.

         I. "CONTROL" shall mean the direct or indirect legal or beneficial ownership of more than fifty percent of the shares of capital stock or other profit interest of any Person, the holders of which are ordinarily and generally, in the absence of contingencies or special circumstances, entitled to vote for the election of directors or the equivalent governing body.

         J. "CORPORATION" shall have the meaning ascribed thereto in the preamble of this Agreement.

         K. "CUSTOMER" means any Person to whom the Corporation or any of its Affiliates currently sells or provides goods or services, or has sold or provided goods or services at any time within the twelve (12) month period prior to the time at which any determination is required to be made as to whether any such Person is a Customer.

         L. "DISABILITY" shall have the meaning ascribed thereto in Section 4.4.


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         M. "EMPLOYEE" shall have the meaning ascribed thereto in the preamble of this Agreement.

         N. "EXCHANGE ACT" shall have the meaning ascribed thereto in Section 1.1(g).

         O. "GAAP" shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

         P. "NON-COMPETITION PERIOD" shall have the meaning ascribed thereto in
Section 10.1.

         Q. "PERSON" shall mean any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or any other entity, union or association, or government or any agency or political subdivision thereof.

         R. "PLAN" shall have the meaning ascribed thereto in Section 8.1

         S. "PROSPECTIVE BUSINESS ACTIVITY" shall have the meaning ascribed thereto in Section 10.1.

         T. "SUBSIDIARY" shall mean with respect to any Person, any corporation, association or other business entity of which securities representing 50% or more of the combined voting power of the total voting stock (or in the case of an association or other business entity which is not a corporation, 50% or more of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

         U. "TERM" shall have the meaning ascribed thereto in Section 4.1.

         V. "USCC" shall have the meaning ascribed thereto in the preamble of this Agreement.

     1.2 CONSTRUCTION.

         A. CAPTIONS. The captions of Articles, Sections and Subsections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of the contents of this Agreement.


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         B. EXHIBITS. The exhibits to this Agreement are integral parts of this
Agreement and are hereby incorporated herein by this reference as if fully set forth herein.

         C. MANDATORY AND PERMISSIVE ACTS. As used in this Agreement, the words "shall" and "will" refer to mandatory acts; the word "may" shall refer to permissive acts.

         D. REFERENCES. References in this Agreement to Articles, Sections, and Subsections, unless specifically stated otherwise, are to the articles, sections and subsections of this Agreement.

         E. MISCELLANEOUS TERMS. The term "or" shall not be exclusive. The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear. The term "including" shall mean "including, but not limited to".

                                  ARTICLE III
                                   EMPLOYMENT

     The Corporation hereby employs the Employee and the Employee hereby accepts employment with the Corporation, commencing as of the date hereof, for the Term, in the position and with the duties and responsibilities set forth in Article III, and upon such other terms and conditions set forth in this Agreement.

                                   ARTICLE IV
                                POSITION; DUTIES

     4.1 POSITION AND DUTIES. The Employee shall serve as Vice-Chairman of the Board and Secretary of the Corporation subject to the ultimate control and direction of the board of directors of the Corporation (the "Board") with duties and responsibilities that are customary for such offices, including, but not limited to, general and active supervision and direction over the other officers, agents and employees of the Corporation. The Employee shall have such other powers and duties as may be prescribed by the Board or by the bylaws of the Corporation. Without limiting the generality of the foregoing, the Employee shall use his best efforts to attend all meetings of the stockholders and all meetings of the Board of Directors of the Corporation.

     4.2 BEST EFFORTS. The Employee will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In

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determining whether or not the Employee has used his best efforts hereunder the
Corporation's delegation of authority to other employees and all surrounding circumstances shall be taken into account and the Employee's best efforts shall not be judged solely on the Corporation's earnings or other results of the Employee's performance.

                                    ARTICLE V
                         TERM OF EMPLOYMENT; TERMINATION

     5.1 TERM . The term (the "Term") of this Agreement shall commence on the date first above written and shall terminate on the fifth (5th) anniversary of said commencement date.

     5.2 TERMINATION FOR CAUSE. Subject to the provisions of Sections 4.3 and 4.4, the Corporation may terminate this Agreement only for Cause by giving written notice of termination specifying the grounds thereof. Such termination will become effective upon the giving of such notice. Cause for termination hereunder ("Cause") shall consist only of the following: (a) the Employee enters a plea of guilty or nolo contendere to, or is convicted of, a felony or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct; (b) the Employee has been found in a civil action to have committed gross negligence or willful misconduct in carrying out his duties hereunder; or (c) the Employee materially breaches this Agreement; (d) the Employee shall engage in habitual use of drugs or alcohol and such use constitutes an abuse thereof; or (e) the Employee engages in willful misconduct, material dishonesty or fraud in the performance of his duties hereunder. Upon any such termination for Cause, the Employee shall have no right to compensation, bonus or reimbursement under Sections 7.1 or 7.2 or to participate in any employee benefit programs (other than such programs as the Corporation is, by law, required to allow his participation) under Section 7.5 for any period subsequent to the effective date of termination.

     5.3 CONSTRUCTIVE TERMINATION. In the event that (a) with or without a change in his title or formal corporate action there shall be a material diminution in the nature or scope of the authorities, powers, functions, duties or responsibilities of the Employee set forth in Article III or (b) the Corporation materially breaches this Agreement or the performance of its duties and obligations hereunder, the Employee, by written notice to the Corporation, may elect to deem his employment hereunder to have been terminated by the Corporation without Cause.

     5.4 DEATH OR DISABILITY. Except for the Corporation's obligations contained in this Section 4.4, this Agreement and the obligations of the Corporation hereunder will terminate upon the Employee's death or Disability. For purposes of this Section 4.4, Disability shall mean that for a period of six (6) months in any twelve (12) month period the Employee is incapable of substantially fulfilling the duties set forth in Article III because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Upon termination of this Agreement by reason of the Employee's death or Disability, the Corporation will pay the Employee or his legal representative, as the case may be: (a) his annual base salary at such time through the date of such termination of employment and (b) a pro rata share of the bonus due the Employee under Section

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7.2 (computed as the ratio that the number of days expiring from the beginning of the most recently-concluded anniversary of the date of this Agreement through the date of death or Disability bears to 365). Such sums shall be paid upon the same terms and conditions as if this Agreement were in full force and effect.

     5.5 TERMINATION BY THE EMPLOYEE. The Employee may terminate his obligations under this Agreement by giving the Corporation at least sixty (60) days' prior written notice.

     5.6 DAMAGES FOR TERMINATION WITHOUT CAUSE AND FOR TERMINATION INCIDENT TO A CHANGE OF CONTROL. In the event that the Employee's employment shall be terminated without Cause and/or in the event that the Employee's employment is terminated as the result of a Change of Control, in addition to any other damages or relief to which the Employee may be entitled at law or in equity, the Corporation shall pay to the Employee as liquidated damages therefor an amount equal to 2.9 times the salary and bonus, if any, paid to the Employee for the fiscal year immediately preceding the fiscal year in which the Employee's employment is so terminated.

     5.7 CONTINUING EFFECT. Except as otherwise provided in Section 4.3 respecting termination of the Employee's employment without Cause, notwithstanding any termination of this Agreement, the provisions of Articles X and XI shall remain in full force and effect.

                                   ARTICLE VI
                    DEVOTION OF THE EMPLOYEE'S TIME TO DUTIES

     The Employee will devote substantially full time during normal business hours (exclusive of periods of sickness and Disability and of such normal holiday and vacation periods as have been established by the Corporation) to the affairs of the Corporation; provided, however, that the Employee will be permitted to devote a limited amount of his time, without payment therefor of salary or wages, to charitable or similar organizations and to such other businesses and/or investment activities as are not barred by the provisions of
Article X and which do not interfere with the provision of services hereunder.

                                   ARTICLE VII
                           OTHER COVENANTS OF EMPLOYEE

     7.1 MEDICAL BUSINESS OPPORTUNITIES. The Employee agrees to promptly present to the Corporation all potential opportunities for acquisitions, joint ventures and similar transactions in the cancer care field which are presented to him or of which he otherwise acquires knowledge during the Term.

     7.2 PLEDGE OF SHARES. The Employee shall grant, pursuant to the terms of that certain Pledge and Security Agreement, dated as of May 22, 1998, by and among the Employee and

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John Fuery and W. Brian Fuery, a security interest in and to all of his right, title and interest in and to one million (1,000,000) shares of common stock of the Corporation currently owned by him to secure the obligation of the Corporation to pay and otherwise perform all of its covenants under those convertible promissory notes of even date herewith payable by the Corporation to John J. Fuery, M.D., in the principal amount of $1,053,276, and to W. Brian Fuery in the principal amount of $430,212.

                                  ARTICLE VIII
                            COMPENSATION AND EXPENSES

     8.1 SALARY. For the Employee's services to be rendered under this Agreement, including, but not limited to, the Employee's obligation to grant a security interest in the Corporation's common stock currently owned by him as provided in Section 6.2 hereof, the Corporation shall pay the Employee an annual base salary of $175,000 during the first year of the Term, which thereafter shall be increased at least annually at a rate of no less than five percent (5%) per annum, with such additional amounts being set in the discretion of the Board. The Corporation will pay the Employee his annual salary in equal installments no less frequently than monthly.

     8.2 BONUS. Within sixty (60) days following the close of each fiscal year, the Corporation shall pay the Employee an annual bonus, not to exceed One Hundred Thousand Dollars ($100,000), in an amount equal to Five Thousand Dollars ($5,000) multiplied by the number of cents ($.01) by which pre tax net income (calculated in accordance with GAAP) per share exceeds Budgeted Net Income Per Share for the just-concluded fiscal year. "Budgeted Net Income Per Share" shall mean the Corporation's pre-tax net income, calculated in accordance with GAAP, projected in the budget for a fiscal year as approved by the Board at or prior to the commencement of the fiscal year divided by the number of issued and outstanding shares of the Corporation's common stock outstanding on the first day of the fiscal year.

     8.3 EXPENSES. It is understood and agreed that the services required of the Employee by the Corporation will require the Employee to incur entertainment, travel and other expenses on behalf of the Corporation. The Corporation will reimburse or advance funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Employee properly accounts for such expenses to the Corporation in accordance with the Corporation's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Corporation in effect from time to time relating to reimbursement of or advances to executive officers.

     8.4 VACATION. For each twelve (12) month period during the Term, the Employee will be entitled to four (4) weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement (pro-rated as necessary for partial calendar years during the Term), to be taken at such times as the Employee may select and the affairs of the Corporation may permit.

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     8.5 EMPLOYEE BENEFIT PROGRAMS. Without any reduction in the compensation to which the Employee is entitled pursuant to the provisions of Sections 7.1 and 7.2, during the Term the Employee will be entitled to participate in any health insurance, disability, sick leave, pension insurance or other employee benefit plan that is maintained at that time by the Corporation for its executive officers including programs of life and medical insurance and reimbursement of membership fees in civic, social, and professional organizations.

     8.6 LIFE INSURANCE. The Corporation shall pay for a life insurance policy or policies that have been maintained by the Employee up to a maximum of Five Hundred Dollars ($500) per month. The owner of such policy or policies shall be the Employee and the beneficiary or beneficiaries under such policy or policies shall be such Person or Persons as the Employee shall from time to time designate.

     8.7 AUTOMOBILE. The Corporation shall provide the Employee with a non-accountable automobile allowance of $500 per month which includes all costs associated with the use of an automobile including, without limitation, lease or loan payments, fuel, maintenance and insurance.

     8.8 CONTINUING EDUCATION. The Employee shall be entitled to continuing education at the Corporation's expense.

                                   ARTICLE IX
                                  STOCK OPTIONS

     9.1 GRANT OF STOCK OPTIONS. Concurrently with the execution of this Agreement, the Corporation shall grant the Employee an option or options to purchase one hundred thousand (100,000) shares of the Corporation's common stock at an exercise price of $2 per share, pursuant to the Corporation's 1998 Incentive Stock Option Plan (the "Plan") and to the extent in excess of Plan limits or for any other reason not qualifying as incentive stock options as defined in section 422 of the Internal Revenue Code of 1986 as nonstatutory stock options.

     9.2 VESTING. The right to acquire one hundred thousand (100,000) shares of the Corporation's common stock shall vest over a four year period from the date of grant thereof at a rate of 25% per year, commencing with the first anniversary of the date of grant.

     9.3 ADJUSTMENT TO NUMBER OF SHARES SUBJECT TO OPTION. If the Corporation's shares of common stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares in the Corporation through recapitalization, reclassification, share split-up, share dividend, or share consolidation, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which any outstanding option granted pursuant to this Article VIII may be exercised. A corresponding adjustment changing the number and kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been

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granted prior to any such change, shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

     9.4 REORGANIZATION, DISSOLUTION, LIQUIDATION, CHANGE OF CONTROL. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or other reorganization (as defined in Section 368 of the Internal Revenue Code of 1986) of the Corporation with one or more entities as a result of which there is a Change of Control or upon the occurrence of a Change of Control by any other means, any option theretofore granted hereunder shall fully vest. The Corporation shall give the Employee sixty (60) days' notice prior to any reorganization, dissolution, liquidation or Change of Control, except in the event of a Change of Control as described in Section 1.1(g)(i) in which case the Corporation shall give notice to the Employee of any such Change of Control immediately upon learning of the Change of Control. In the event of a merger, consolidation or other reorganization, the Employee shall have the right either to accept options to purchase stock in the surviving entity in exchange for the options issued to him pursuant hereto or to exercise the options issued to him pursuant hereto within thirty (30) days following notice to him of such merger, consolidation or other reorganization.

                                    ARTICLE X
                           COVENANT OF CONFIDENTIALITY

     The Employee acknowledges that during his employment he will learn and will have access to Confidential Information regarding the Corporation and its Affiliates. All records, files, materials and Confidential Information (excluding personal items obtained by the Employee in the course of his employment with the Corporation and that do not contain Confidential Information) are confidential and proprietary and shall remain the exclusive property of the Corporation or its Affiliates, as the case may be. The Employee will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any Person or entity with which he may be associated or disclose any such Confidential Information to any Person for any reason or purpose whatsoever without the prior written consent of the Board unless such Confidential Information previously shall have become public knowledge through no action by or omission of the Employee.

                                   ARTICLE XI
                             COVENANT NOT TO COMPETE

     11.1 COVENANT. The Employee agrees that he will not, for as long as he is an officer or director of the Corporation and for one (1) year thereafter (the "Non-Competition Period") directly or indirectly carry on, be engaged in, own, operate, control or participate in the ownership, management, operation or control of or have any financial interest in or otherwise be connected with, any Person, or business (whether as an employee, officer, director, agent, security holder, creditor,

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consultant, or otherwise) that is or may be engaged in any business activity that is the same as, similar to, or competitive (directly or indirectly) with any business engaged in by the Corporation and/or its Affiliates or any of them in any city or county in which the Corporation's and/or any of its Affiliates' current or future facility is located which business, for purposes of this Agreement, shall be radiation therapy, medical oncology, gamma-knife, and related oncology services and physician practice management services for medical and radiation oncologists (the "Business"). For Purposes of this Section, the Business shall include any business with respect to which, at any time during the Non-Competition Period, there was a bona fide intention on the part of the Corporation and/or any of its Affiliates to engage in the future and with respect to which the Corporation and/or any of its Affiliates had formulated plans to engage in the future (a "Prospective Business Activity"). For purposes of this Section, if the Corporation and/or any of its Affiliates do not in fact engage in a Prospective Business Activity within one (1) year after the termination of the Non-Competition Period, then the Corporation shall be deemed not to have had a bona fide intention to engage in such Prospective Business Activity. The Employee shall not on behalf of any Person competing with the Business, directly or indirectly, have any dealings or contact with any suppliers or customers of the Corporation and/or any of its Affiliates. Notwithstanding the foregoing, nothing herein shall be deemed or construed to, or shall, bar or preclude the Employee from acquiring not more than five percent (5%) of the securities, by value or voting power, in any publicly-traded company that engages in any activity competitive with any activity engaged in by the Corporation and/or any of its Affiliates. Additionally, the foregoing shall not prevent the Employee from accepting employment with an enterprise engaged in two
(2) or more lines of business, one of which is the same or similar to the Business; provided that (a) the Employee's employment is totally unrelated to that line of business which is the same as or similar to the Business and (b) that line of business which is the same as or similar to the Business is the source of less than thirty percent (30%) of the gross income of the enterprise.

     11.2 NON-SOLICITATION. The Employee hereby agrees that during the Non-Competition Period, without the prior written consent of the Corporation, he shall not, on his own behalf or on behalf of any Person, directly or indirectly, hire or solicit the employment of any employee who has been employed by the Corporation and/or any of its Affiliates at any time during the six (6) months immediately preceding such date of hiring or solicitation.

     11.3 SEVERABILITY. The parties hereto hereby agree that the covenants of non-competition contained herein are reasonable covenants under the circumstances. The parties intend that the covenant contained in Section 10.1 be construed as a series of separate covenants, one for each city, county, state, territory, possession or federal district of the United States covered by the covenant. Except for geographic coverage, each separate covenant will be considered identical in terms to the covenant contained in Section 10.1. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants described in this Section 10.3, the unenforceable covenant will be considered eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. The Employee agrees that any breach of the covenants contained in this
Article X would irreparably injure the Corporation. Accordingly, the Employee agrees that the Corporation, in addition to pursuing any other remedies

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it may have in Law or in equity, may obtain an injunction against him from any court having jurisdiction over the matter, restraining any further violation of this Article X.

                                   ARTICLE XII
                                  ASSIGNABILITY

     The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors or assigns of the Corporation. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by him will be void.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     13.1 SEVERANCE OF PROVISION. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     13.2 NOTICES AND ADDRESS. All notices offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, if mailed, postage prepaid, by certified mail return receipt requested, as follows:

                  To the Employee:  Jeffrey A. Goffman
                                    c/o U.S. Cancer Care, Inc.
                                    1116 Highland Beach Drive
                                    Highland Beach, FL 33487
                                    Telephone:  561-266-0050
                                    Telecopy: 561-243-1144

                  With a copy to:   Shereff, Friedman, Hoffman & Goodman, LLP
                                    919 Third Avenue
                                    New York, New York 10022
                                    Attention:  Scott M. Zimmerman, Esq.
                                    Telephone:  212-758-9500
                                    Telecopy:   212-758-9526


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           To the Corporation:   U.S. Cancer Care, Inc.
                                 P.O. Box 150
                                 Hayward, California 94543
                                 Telephone: 510-583-2273
                                 Telecopy: 510-583-2278


or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from as the case may be, the delivery in person or by mailing.

     13.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     13.4 ARBITRATION OF DISPUTES. Any dispute between the parties arising out of this Agreement (other than an action for injunctive relief) shall be submitted to final and binding arbitration in the State of Florida, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties to the arbitration for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Should judicial proceedings or arbitration be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief.

     13.5 ATTORNEY'S FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof and any action or proceeding including that in arbitration as provided for in Section 12.4 of this Agreement, is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, costs and expenses.

     13.6 GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

     13.7 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.


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     IN WITNESS WHEREOF, the Employee and the Corporation have executed this
Agreement as of the date and year first above written.

                                       THE CORPORATION

                                       U.S. CANCER CARE, INC.,
                                       a Delaware corporation

                                       By: /s/ John J. Fuery
                                           ---------------------------------
                                           John J. Fuery, M.D.
                                           Vice President



                                       THE EMPLOYEE

                                       /s/ Jeffrey A. Goffman
                                       ------------------------------------
                                       Jeffrey A. Goffman